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                                                                    EXHIBIT 23.3

                  CONSENT OF HELLER, EHRMAN, WHITE & MCAULIFFE

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and the related Prospectus of Cardima, Inc. for the registration of shares of its Common Stock.

                                          Heller, Ehrman, White & McAuliffe

Palo Alto, California
March 12, 1997